Exhibit 10.3

Promissory Note

September 30, 2009

Borrower:  CORGENIX MEDICAL CORPORATION and CORGENIX, INC.

Lender:  Summit Financial Resources, L.P.

Amount:  $250,000

Maturity:  September 30, 2012

For value received, Borrower promises to pay to the order of Lender at 2455 East Parley’s Way, Suite 200, Salt Lake City, Utah 84109, the sum of two hundred fifty thousand dollars ($250,000) or such other principal balance as may be outstanding, with interest thereon from the date hereof until paid, both before and after judgment, at a variable rate compounding daily and computed on the basis of a three hundred sixty (360) day year as follows: two and seventy-five tenths percent (2.75%) per annum above the Prime Rate (hereinafter defined) from time to time in effect, adjusted as of the date of any change in the Prime Rate.

This Promissory Note is made in accordance with the Loan and Security Agreement dated September 30, 2009, by and between Lender and Borrower (the “Loan and Security Agreement”), and is secured by the collateral identified in and contemplated by the Loan and Security Agreement.  Disbursements under this Promissory Note shall be made only in accordance with the Loan and Security Agreement.

Principal and interest shall be payable in thirty-six (36) equal monthly installments, commencing on October 31, 2009, and on the last day of each month thereafter until September 30, 2012, at which time all remaining outstanding principal and interest shall be due and payable in full; provided, however, that in the event (i) Borrower receives all or any portion of the Second Loan Advance (as defined in the Loan and Security Agreement), or (ii) the Prime Rate changes, the amount of such installment payments shall be automatically adjusted to provide for amortization of this loan at the same rate and the same time frame as originally contemplated by this Promissory Note.

“Prime Rate” means the Prime Rate as published in the Money Rates section of The Wall Street Journal.  This definition of Prime Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the variable interest rate used herein.  It is not the lowest rate at which Lender may make loans to any of its customers, either now or in the future.

Prepayment of this Promissory Note in whole or in part shall be subject to the early termination fees set forth in the Loan and Security Agreement.  Any prepayment received by Lender after 2:00 p.m. Mountain Time shall be deemed received on the following Banking Business Day (as defined in the Loan and Security Agreement).  Any prepayments shall reduce or excuse the last installment payments owing.  All scheduled installment payments shall remain due and owing as scheduled until all outstanding principal has been paid in full.

If any Event of Default (as defined in the Loan and Security Agreement) occurs, time being of the essence hereof, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of such election, become immediately due and payable in full.

Upon default in payment of any principal or interest when due, whether due at stated maturity, by acceleration, or otherwise, all outstanding principal shall bear interest at a default rate from the date when due until paid, both before and after judgment, which default rate shall be ten percent (10%) per annum above the Prime Rate, adjusted as of the date of any change in the Prime Rate.

If an Event of Default occurs, Borrower agrees to pay to the holder hereof all collection costs, including reasonable attorneys fees and legal expenses, in addition to all other sums due hereunder.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Utah.

Borrower acknowledges that by execution and delivery of this Promissory Note, Borrower has transacted business in the State of Utah and Borrower voluntarily submits to, consents to, and waives any defense to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from this Promissory Note.  EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THIS PROMISSORY NOTE.  NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THIS PROMISSORY NOTE MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER.

All obligations of Borrower under this Promissory Note shall be joint and several.

Borrower and all endorsers, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of protest and of non-payment and of dishonor, and consent to extensions of time, renewal, waivers or modifications without notice and further consent to the release of any collateral or any part thereof with or without substitution.

[Signatures on Following Page]

Borrower:

CORGENIX MEDICAL CORPORATION

By:
Name:	William Critchfield
Title:	Chief Financial Officer

CORGENIX, INC.

By:
Name:	William Critchfield
Title:	Chief Financial Officer